Exhibit 10.47

Addendum to Employment Contract

      Agreement made as of December 1, 2004, between Beverly Enterprises, Inc., a Delaware corporation (the “Company”), and Jeffrey P. Freimark (the “Executive”);

      WHEREAS, the Company and the Executive desire to amend the Employment Contract of December 31, 2001 between them;

      NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Executive hereby agree as follows:

      1. Add a new section 4(b)(xiii) which reads: “Executive will continue as a participant in the Company’s Enhanced Supplemental Executive Retirement Plan pursuant to its terms.”

      2. Add a new section 4(b)(xiv) which reads: “Executive will continue as a participant in the Company’s Long Term Care Plan pursuant to its terms.”

      3. Add a new section 4(b)(xv) which reads: “Executive will continue as a participant in the Company’s Executive Allowance Program pursuant to its terms.”

      4. Revise section 7(c)(ii) to read: “The Company shall maintain in force, at its own expense, for the remainder of the Executive’s life, life insurance under the Company’s Executive Split Dollar Life Insurance Plan in an amount not less than $300,000.00, naming the Executive as beneficiary, and payable to Executive’s estate upon death.”

      The parties have duly executed this Agreement to be effective as of the date first written above.

Beverly Enterprises, Inc.		Executive

By:

	Chair, Nominating and Compensation Committee Board of Director	Jeffrey P. Freimark

By:

William R. Floyd Chairman, President and CEO